EXHIBIT 21.1

                CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION


                                           Jurisdiction of
  Name of Subsidiary                        Incorporation

Terex of Western Michigan, Inc.               Michigan

Terex Material Handling Corp.                 Kentucky

New Terex Holdings Corporation                Delaware

Terex Equipment Limited                       Scotland

  Fetter One Limited                          United Kingdom

  International Machinery Company Limited     United Kingdom

    IMACO Construction Equipment Limited      United Kingdom

    IMACO Blackwood Hodge Group Ltd.          United Kingdom

      IMACO Blackwood Hodge Limited           United Kingdom

    IMACO Trading Limited                     United Kingdom

    CMP Limited                               United Kingdom

      NGW Supplies Limited                    United Kingdom

        Gatewood Engineers Limited            United Kingdom

Bucyrus Construction Products                 Delaware

Unit Rig Australia (Pty) Limited              New South Wales, Australia

Terex International Exports, Inc.             Delaware

Unit Rig South Africa (Pty) Limited           South Africa

Unit Rig (Canada) Limited                     Delaware

Terex Cranes, Inc.                            Delaware

  PPM S.A. (France)                           France

     PPM SPA (Italy)                          Italy

     Brimont Engine (France)                  France

     Brimont Agaire (France)                  France

     PPM Krane (Germany)                      Germany

       Baulift (Germany)                      Germany

  Koehring Cranes Inc.                        Delaware

  Legris Industries Inc.                      Delaware (Liquidated)

     PPM Cranes, Inc.                         Delaware

       PPM PTY Ltd. (Australia)               Australia

       PPM Far East Ltd. (Singapore)          Singapore

       Century II Foreign Sales Corp.         Virgin Islands

     Tower Cranes, Inc.                       New York

North West International, Ltd.                Virgin Islands

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